Exhibit 99.1

PRESS RELEASE For Immediate Release

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems Announces Second Quarter and Half Year 2009 Results

SAN JOSE, Calif. July 30, 2009—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter and half year ended June 30, 2009.

The results for the quarter ended June 30, 2009 are as follows:

•	Net revenues of $41.2 million, up 40.4% sequentially from $29.3 million in the first quarter of 2009 and down 0.8% from $41.5 million in the second quarter of 2008

•	Gross margin of 59.1%, compared to 57.6% in the first quarter of 2009 and 63.0% in the second quarter of 2008

•

GAAP operating expenses of $21.3 million, including $19.1 million for research and development and selling, general and administrative expenses, which includes $3.8 million for stock-based compensation, and $2.2 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $17.5 million, excluding $3.8 million for stock-based compensation

•	GAAP net income of $3.2 million, with GAAP earnings per share of $0.09 per diluted share

•	Non-GAAP(1) net income of $6.1 million, or $0.17 per diluted share, excluding stock-based compensation and related tax effects

The results for the half year ended June 30, 2009 are as follows:

•	Net revenues of $70.5 million, compared to $76.9 million for the half year ended June 30, 2008, a decrease of 8.3%

•	Gross margin of 58.5%, compared to 63.0% for the half year ended June 30, 2008

•

GAAP operating expenses of $39.3 million, including $35.0 million for research and development and selling, general and administrative expenses, which includes $7.1 million for stock-based compensation and $4.3 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $32.1 million, excluding $7.1 million for stock-based compensation, compared to $32.9 million for the half year ended June 30, 2008, a decrease of 2.3%.

•	GAAP net income of $2.5 million, with GAAP EPS of $0.07 per diluted share

•	Non-GAAP(1) net income of $8.4 million, or $0.24 per diluted share, excluding stock-based compensation and related tax effects

“MPS saw a rebound in our business in the second quarter as our major end markets performed well after a slow first quarter” said Michael Hsing, chief executive officer and founder of MPS. “We are still cautious in the near term, but optimistic in the long term. With our slate of new products, we are winning business in many new geographic markets as well as new product segments.”

Business Outlook

The following are MPS’ financial targets for the third quarter ending September 30, 2009:

•	Revenues in the range of $42.0 million to $46.0 million.

•	Gross margin at the lower end of the company’s target range of 58% to 63%.

•

Research and development and selling, general and administrative expenses between $18.6 million and $20.0 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $15.3 million and $16.3 million. This excludes an estimate of stock-based compensation expense in the range of $3.3 million to $3.7 million.

•	Litigation expense in the range of $1.8 million to $2.2 million.

(1)	Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter and half year ended June 30, 2009 and 2008 excludes the effect of stock-based compensation expense and their related tax effects. Non-GAAP operating expenses for the quarter and half year ended June 30, 2009 and 2008 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its quarter ended June 30, 2009 results at 2:00 p.m. PT / 5:00 p.m. ET today, July 30, 2009. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 73043206. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending September 30, 2009, and our outlook for the next quarter. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on April 28, 2009.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

###

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$56,816	$83,266
Short-term investments	61,968	21,922
Accounts receivable, net of allowances of $7 and $0 in 2009 and 2008, respectively	12,448	9,115
Inventories	20,082	18,887
Deferred income tax assets, net - current	75	75
Prepaid expenses and other current assets	3,325	2,622
Restricted cash	7,350	7,360

Total current assets	162,064	143,247

Property and equipment, net	16,326	14,163
Long-term investments	37,635	37,425
Deferred income tax assets, net - long-term	19	19
Other assets	430	438
Restricted assets	7	7

Total assets	$216,481	$195,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,280	$4,674
Accrued compensation and related benefits	7,128	7,848
Accrued liabilities	14,262	13,360

Total current liabilities	31,670	25,882

Non-current income tax liability	4,785	4,762
Other long-term liabilities	9	10

Total liabilities	36,464	30,654

Stockholders’ equity:
Common stock, $0.001 par value, $34 and $34 in 2009 and 2008, respectively; shares authorized: 150,000,000; shares issued and outstanding: 34,256,923 and 33,646,821 in 2009 and 2008, respectively	159,845	147,298
Retained earnings	19,869	17,411
Accumulated other comprehensive income (loss)	303	(64)

Total stockholders’ equity	180,017	164,645

Total liabilities and stockholders’ equity	$216,481	$195,299

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenue	$41,173	$41,502	$70,495	$76,911
Cost of revenue*	16,823	15,375	29,254	28,419

Gross profit	24,350	26,127	41,241	48,492

Operating expenses:
Research and development*	9,732	8,602	17,849	16,174
Selling, general and administrative*	9,321	8,912	17,129	17,640
Provision for litigation expense	2,233	4,294	4,279	5,030

Total operating expenses	21,286	21,808	39,257	38,844

Income from operations	3,064	4,319	1,984	9,648
Other income (expense):
Interest and other income	281	810	666	2,244
Interest and other expense	(185)	(112)	(279)	(118)

Total other income, net	96	698	387	2,126

Income before income taxes	3,160	5,017	2,371	11,774
Income tax provision (benefit)	(26)	417	(87)	1,239

Net income	$3,186	$4,600	$2,458	$10,535

Basic net income per share	$0.09	$0.14	$0.07	$0.32

Diluted net income per share	$0.09	$0.13	$0.07	$0.29

Weighted average common shares outstanding	34,070	33,229	33,842	33,287
Stock options and restricted stock	2,319	3,003	2,036	2,804

Diluted weighted-average common equivalent shares outstanding	36,389	36,232	35,878	36,091

* Stock-based compensation has been included in the following line items:
Cost of revenue	$67	$128	$148	$173
Research and development	1,687	1,396	3,247	2,603
Selling, general and administrative	2,098	1,819	3,870	3,354

Total	$3,852	$3,343	$7,265	$6,130

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$3,186	$4,600	$2,458	$10,535

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,852	$3,343	$7,265	$6,130
Tax effect	(903)	(837)	(1,292)	(1,924)

Non-GAAP net income	$6,135	$7,106	$8,431	$14,741

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.18	$0.21	$0.25	$0.44
Diluted	$0.17	$0.20	$0.24	$0.41

Shares used in the calculation of non-GAAP earnings per share:
Basic	34,070	33,229	33,842	33,287
Diluted	36,389	36,232	35,878	36,091
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$21,286	$21,808	$39,257	$38,844

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,785)	$(3,215)	$(7,117)	$(5,957)

Non-GAAP total operating expenses	$17,501	$18,593	$32,140	$32,887

2009 Third Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ending September 30, 2009
	Low	High
R&D and SG&A	$15,300	$16,300

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	3,300	3,700

Non-GAAP R&D and SG&A	$18,600	$20,000